Exhibit 2.0
Business Combination Agreement

                         BUSINESS COMBINATION AGREEMENT

         This agreement is entered into the 10th day of May, 2005 between MORTGAGE ASSISTANCE CENTER CORPORATION, a Florida corporation (herein, "Company or MACC"), MORTGAGE ASSISTANCE CORPORATION, a Texas corporation, (herein, "MAC") and the MAC Selling Shareholders, ("SELLERS) appearing on Exhibit "A". The Company, MAC and the SELLERS desire to enter into a business combination transaction whereby the Company will issue shares to SELLERS in exchange for their shares of MAC.

         For good and valuable consideration, receipt of which is acknowledged the parties agree, represent and warrant the following:

                                    Agreement
                                    ---------

A. Exchange of Shares. The Company and SELLERS agree to exchange shares whereby the Company will acquire all of the issued and outstanding stock of MAC. The Company will issue Company shares to SELLERS in exchange for their MAC shares. The Company will issue One and six tenths (1.6) share of Company common stock ("Exchange Shares") for each single (1) share of SELLERS' MAC stock. The Company will acquire One Hundred (100%) percent of the issued and outstanding capital stock of MAC and issue SELLERS a total of Twelve Million (12,000,000) shares Company common stock in exchange for Seven Million Five Hundred Thousand (7,500,000) MAC shares. The shares will be issued from the Company's treasury pursuant to the securities transaction exemption afforded by Section 4(2) and Regulation D Rule 506 of the Securities Act of 1933, as amended. The shares will be restricted securities bearing the Company's standard restrictive legend.

B. Representations, Warranties and Covenants of the Company: The Company represents and warrants to SELLERS as of the date hereof and as of the Closing
Date:

         SECTION 1. Enforceability of Agreement Against the Company. The Company has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms.

         SECTION 2. Shares. The shares when issued will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership with the exception of transfer restrictions imposed by law. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares, except for this Agreement.


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         SECTION 3.  Incorporation,  Authority and Qualification of The Company.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company has all necessary corporate power and authority to carry on the business now being conducted by it. The Company is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. The Company is authorized to issue 50,000,000 common shares, par value $0.001 per share. The company has 664,603 common shares issued and outstanding. No other classes of stock are authorized or issued.

         SECTION 4. No Conflict. The execution and delivery by the Company of this Agreement and each Related Document to which the Company are parties have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Company of this Agreement and each Related Document to which they are parties will not:

         a. Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of the Company;

         b. Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;

         c. Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

         d. Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to the Company's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

         SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Company of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person, except as may be required by federal and, or state securities laws concerning the issuance of the shares to SELLERS.

         SECTION 6. Financial Statements.

                  6.1 The Company has furnished to SELLERS copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 2004, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

                  6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

                  6.3 To the knowledge of the Company, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

         SECTION 7. Litigation. To the best knowledge of the Company, there is no claim, action, investigation, arbitration or proceeding pending or, threatened against the Company, or against or relating to any of the assets or the ability of the Company to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. Company is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

         SECTION 8. Contracts. To the extent applicable, Exhibit "B" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which the Company is a party in connection with the business operations or by which any of the Company's properties or assets relating to the operation are bound. The are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. The Company has made available to SELLERS true and complete copies of the contracts (including any amendments or modifications thereto).

         SECTION 9. Environmental Matters. In addition to any other express agreements of Company contained herein, the matters set forth in this paragraph constitute representations and warranties by the Company which will be true and correct on the date of this Agreement and as of the date of closing. In the event that, during the period between the execution of this Agreement and the closing, the Company learns, or has reason to believe, that any of the following representations and warranties may cease to be true, the Company hereby covenants to give notice thereof to MAC and SELLERS immediately:

(a) The Company has not received notice from any governmental agency pertaining to the violation of any law or regulation of toxic hazardous substances or dangerous wastes and affecting any Company property, and it has no knowledge of any facts which might be a basis for any such notice.

(b) No toxic or hazardous substances have been improperly generated, treated, released, stored or disposed of, or otherwise deposited in or on any Company property, including without limitation, the surface waters and subsurface waters thereof, no underground tanks have been located on any Company property, and there have not been nor are now present any substances or conditions in or on any Company property which may support a claim or cause of action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (the "Superfund Act"), Federal Resource Conservation and Recovery Act of 1976, 42U.S.C. Section 6901, et seq.; Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 49 U.S.C. Section 1801, et seq., as amended; Federal Clean Air Act, 42 U.S.C. Sections 7401-7626; Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, st seq: Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Paragraph 13, et seq.; Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Federal Safe Drinking Water Act, 42 U.S.C. Section 300(f), et seq. or any other federal, state, or local environmental statutes, regulations, ordinances or regulatory requirements. This environmental matters section will be interpreted to include, but not be limited to, any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion through food chains or otherwise, will or may reasonably be anticipated to cause sickness, death, disease, behavior abnormalities, cancer or genetic abnormalities. The Company will hold MAC and SELLERS harmless from and indemnify them against and from any damage, loss, expenses or liability resulting from any breach, of this representation and warranty, including all attorneys fees and costs incurred as a result thereof.

         SECTION 10. Taxes. The Company has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and the Company has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by the Company to be adequate with respect thereto. No events have occurred which could impose upon SELLERS, any transferee liability for any taxes, penalties, or interest due or to become due from the Company.

         SECTION 11. Absence of Changes. Since December 31, 2004, the date of the Company's Audited Financial Statements, and Interim Financial Statements for the period ending March 31, 2005, the Company has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

         i. any Material Adverse Effect;

         ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

         iii. any payments, discharges or satisfactions by the Company of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

         iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

         v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

         vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

         vii. any general uniform increase in or change in the method of computing the compensation of employees of the Company who perform services for the benefit of the business operations;

         viii. any material changes in the manner in which the Company extends discount or credits to customers or otherwise deals with customers of its business;

         ix. any material changes in the accounting methods or practices followed by the Company and or any changes in depreciation or amortization policies or rates theretofore adopted;

         x. any capital commitments by the Company and for additions to property, plant or equipment of the business operations;

         xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

         xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares;

         xiii. any other material transaction relating to the Company other than in the ordinary course of the business and consistent with past practice; or

         xiv. any agreements or understandings, whether in writing or otherwise, for the Company to take any of the actions specified in items i. through xiii. above.


         SECTION 12. Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

         SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

         C. Representations, Warranties Covenants of SELLERS and MAC: MAC and SELLERS represent and warrant to the Company as of the date hereof and as of the Closing Date:

         SECTION 1. Enforceability of Agreement Against the SELLERS and MAC. MAC and SELLERS have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the SELLERS and MAC enforceable against it in accordance with the respective terms.

         SECTION 2. Shares. SELLERS' shares have been validly issued and are free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares.

         SECTION 3. Incorporation, Authority and Qualification of MAC. MAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. MAC has all necessary corporate power and authority to carry on the business now being conducted by it. MAC is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. MAC is authorized to issue 100,000,000 common shares, par value $0.001 per share. The company has 5,331,350 common shares issued and outstanding. No other classes of stock are authorized or issued.

         SECTION 4. No Conflict. The execution and delivery by the SELLERS and MAC of this Agreement and each Related Document to which the each is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the SELLERS and MAC of this Agreement and each Related Document to which each is a party will not:

         a. Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of MAC;

         b. Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to MAC or SELLERS;

         c. Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

         d. Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to MAC or SELLERS' business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority- owned businesses.

         SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the SELLERS and MAC of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

         SECTION 6. Information on Company. The Sellers have been furnished with the Company's Form 10-KSB for the year ended December 31, 2004 as filed with the Commission, (hereinafter referred to collectively as the "Reports"). In addition, the Sellers have received in writing from the Company such other information concerning its operations, financial condition and other matters as the Sellers has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Sellers deem material in deciding on the advisability of investing in the Exchange Shares.

         SECTION 7. Information on Sellers. The Sellers are, and will be at the time of the issuance of the Exchange Shares "accredited investors", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act. Alternatively, non-accredited Sellers are experienced in investments and business matters and have made investments of a speculative nature and have purchased securities of United States publicly-owned companies in private placements in the past. Additionally, Sellers, with their representatives, have such knowledge and experience in financial, tax and other business matters as to enable the Sellers to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase of the Exchange Shares. The Exchange

Shares represent a speculative investment. The Sellers have the authority and are duly and legally qualified to purchase and own the Exchange Shares. The Sellers are able to bear the risk of such investment for an indefinite period and to afford a complete loss of their investment. The information set forth on the signature page regarding the Sellers is accurate.

         SECTION 8. Exchange of Common Stock. On the closing date, the Sellers will purchase the Exchange Shares as principal for their own account and without a view to publicly distribute the Exchange Shares.

         SECTION 9. Compliance with Securities Act. The Sellers understand and agree that the Exchange Shares have not been registered under the Securities Act of 1933 Act ("the Act") or any applicable state securities laws. The issuance of the Exchange Shares are pursuant to a transaction that does not require registration under the Act (based in part on the accuracy of the representations and warranties of Sellers contained herein). As a result of this transaction exemption the Exchange Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act of 1933 Act or any applicable state securities laws or is exempt from such registration. The Exchange Shares are issued under Regulation D Rule 506 exemption and are deemed "federal covered securities" for state securities transactional exemption purposes.

         SECTION 10. Shares Legend. The Shares will bear the following or similar restrictive legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MORTGAGE ASSISTANCE CENTER CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

         SECTION 11. Communication of Offer. At no time were the Sellers presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

         SECTION 12. Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Sellers. This Agreement is valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. Sellers have full individual power and authority necessary to enter into this Agreement and such other agreements and to perform their obligations hereunder and under all other agreements entered into by the Sellers in regard to this transaction.

         SECTION 13. Restricted Securities. Sellers understand that the Securities have not been registered under the 1933 Act and such Sellers will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the 1933 Act, (ii) such Sellers provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) Sellers provide the Company with reasonable assurances (in the form of seller and broker representation letters) that the Exchange Shares, as the case may be, can be sold pursuant to (A) Rule 144 promulgated under the Securities Act of 1933 Act, or (B) Rule 144(k) promulgated under the Securities Act of 1933 Act, in each case following the applicable holding period set forth therein.

         SECTION 14. No Governmental Review. Each Seller understands that no federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Exchange Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

         SECTION 15. Correctness of Representations. Each Seller and MAC represent as to such Seller that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Seller otherwise notifies the Company prior to the Closing Date (as hereinafter defined), will be true and correct as of the Closing Date

         SECTION 16. Financial Statements.

                  16.1 MAC has furnished to the Company copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 2004, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

                  16.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of MAC and the results of operations and changes in cash flow of MAC for the periods to which each relates.

                  16.3 To the knowledge of the MAC , the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of MAC for the periods to which each relates.

         SECTION 17. Litigation. To MAC's best knowledge, there is no claim, action, investigation, arbitration or proceeding pending or, threatened against MAC, or against or relating to any of the assets or the ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. MAC is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

         SECTION 18. Contracts. To the extent applicable, Exhibit "C" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which MAC is a party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. The are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. MAC has made available to the Company true and complete copies of the contracts (including any amendments or modifications thereto).

         SECTION 19. Environmental Matters. MAC has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

         SECTION 20. Taxes. MAC has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

         SECTION 21. Absence of Changes. Since the date of the Audited Financial Statements, MAC has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

         i. any Material Adverse Effect;

         ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

         iii. any payments, discharges or satisfactions by it of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

         iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

         v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

         vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

         vii. any general uniform increase in or change in the method of computing the compensation of employees of it who perform services for the benefit of the business operations;

         viii. any material changes in the manner in which MAC extends discount or credits to customers or otherwise deals with customers of its business;

         ix. any material changes in the accounting methods or practices followed by MAC and or any changes in depreciation or amortization policies or rates theretofore adopted;

         x. any capital commitments by MAC and for additions to property, plant or equipment of the business operations;

         xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

         xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares;

         xiii. any other material transaction relating to MAC other than in the ordinary course of the business and consistent with past practice; or

         xiv. any agreements or understandings, whether in writing or otherwise, for MAC to take any of the actions specified in items i. through xiii. above.

         SECTION 22. Undisclosed Liabilities. MAC does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

         SECTION 23. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, MAC has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

         SECTION 24. Consents, Approvals and Notifications. The execution and delivery by MAC and SELLERS of this Agreement to which each is a party does not, and the performance by each of this Agreement will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

D. Miscellaneous Provisions.

         SECTION 1. Conditions to Closing

                  1.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the sale of the shares shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the SELLERS without waiver of any other rights or remedies which SELLERS may have under this Agreement:

                           i. The Company's Closing  Documents.  At the Closing,
the Company shall have executed and delivered the following Related Documents to which they are parties and for which each is responsible: (1) a signed copy of this Agreement, (2) the Exchange Share Prospectus, (3) the Company's annual report as filed on Form 10-KSB, and (4) the exchange share certificates issued and delivered to each SELLER.

                  1.2 Conditions to Obligations of SELLERS. The obligations of SELLERS to consummate the exchange of their MAC shares contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

                  i. Closing Documents. At the Closing, SELLERS shall have executed and delivered the following Related Documents to which they are parties and for which each is responsible: (1) their signed copy of this Agreement,(2) the completed investor qualification questionnaire; and (3) the exchange share certificates duly endorsed and delivered to the Company.

         SECTION 2. Indemnification.

                  2.1 Survival. All representations and warranties and covenants and agreements contained herein shall survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party shall affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         SECTION 3. General Provisions.

                  3.1 Headings and Interpretation. The headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

                  3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                  3.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

                  3.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

                  3.5 Applicable Law. This Agreement shall be governed by the substantive laws of the State of Texas, without regard to its conflict of laws provisions.

                  3.6 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures shall be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

                  3.7 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Business Combination Agreement as of the date first written above.

MORTGAGE ASSISTANCE CENTER                       MORTGAGE ASSISTANCE CORPORATION
CORPORATION


 /s/ Dale Hensel                                  /s/ Dale Hensel
------------------------                         ------------------------
By: Dale Hensel                                  By: Dale Hensel
Title: President                                 Title: President



                                                 By: /s/ Dan Barnett
                                                    ---------------------
                                                    Dan Barnett
                                                    Title: Secretary


SELLERS SIGNATURES

                                                  /s/ Michelle Taylor
------------------------                         ------------------------
John Kirtland                                    Michelle Taylor


------------------------                         ------------------------
Robert Birkeland                                 Robert Parma



------------------------                         -----------------------
Sterling Trust, FBO                              2612 Main St. Partners, Ltd.
James A.. Campbell                               By: Jeff Swaney
By: James A. Campbell                            Authorized Partner
Authorized Agent




------------------------                         ------------------------
Mitchell McGowen                                 Jennifer Wereszynski


------------------------                         ------------------------
Ruth Bison                                       Gary Wereszynski


------------------------                         ------------------------
Nancy Kopf                                       Joseph Kopf



------------------------                         ------------------------
Mary Ann Andrews                                 Richard Freeman



------------------------                         ------------------------
Jon Freeman                                      Paul Sampeck

------------------------                         ------------------------
Kenneth Lowery                                   Melanie Clay


                                                  /s/ Dale Hensel
------------------------                         ------------------------
Sterling Trust FBO                               Leberknight FLP
Pat Raaz IRA                                     By: Dale Hensel
By: Pat Raaz                                     Authorized Agent
Authorized Agent




 /s/ Dan Barnett                                  /s/ Dale Hensel
------------------------                         ------------------------
Dan Barnett                                      Dale Hensel



------------------------                         ------------------------
Pat Janus                                        Gayle Victory



------------------------                         ------------------------
Don Rivera                                       Chet Goldberg



------------------------                         ------------------------
Chris Ercegovich                                 Ernest Gusella



------------------------                         ------------------------
Tomiyo Sasaki                                    Mike Condon



------------------------                         ------------------------
Mark Hitchcock                                   Darryl Williams



------------------------                         ------------------------
Thomas Rhodes                                    Wendy LeJune



------------------------                         ------------------------
Mary Nell Finney Trust                           Sally Ann Seward
By:
Trustee

EXHIBIT "A"
SELLERS

Each Seller will transfer and deliver to Mortgage  Assistance Center Corporation
(MACC) their Mortgage Assistance Corporation (MAC) shares listed in column A and MACC will issue each MAC shareholder the number of MACC shares listed in column B.

                                       (A)                              (B)
SELLERS:                            MAC Shares                    Company Shares
--------                            ----------                    --------------

1.  John Kirtland                    40,000                            64,000
2.  Michelle Taylor                 647,734                         1,036,375
3.  Robert Birkeland                 25,000                            40,000
4.  Robert Parma                     11,350                            18,160
5.  Sterling Trust(Campbell)         55,000                            88,000
6.  2612 Main St.                    20,000                            32,000
7.  Mitchell McGowan                 10,000                            16,000
8.  J.& G. Wereszynski                5,000                             8,000
9.  Ruth Bison                       15,000                            24,000
10. Mary Ann Andrews                 25,000                            40,000
11. N.& J. Kopf                      96,000                           153,600
12. Richard Freeman                  15,000                            24,000
13. Jon Freeman                       5,000                             5,000
14. Paul Sampeck                     25,000                            40,000
15. Kenneth Lowery                   25,000                            40,000
16. Melanie Clay                     15,000                            24,000
17. Sterling Trust(Raaz)             24,000                            38,400
18. Pat Raaz                         47,500                            76,000
19. Leberknight FLP               2,400,000                         3,840,000
20. Dale Hensel                     744,411                         1,191,058
21. Dan Barnett                   3,104,411                         4,967,058
22. Pat Janus                         1,000                             1,600
23. Gayle Victory                       500                               800
24. Don Rivera                          750                             1,200
25. Chet Goldberg                     4,887                             7,820
26. Chris Ercegovich                  4,500                             7,200
27. E. Gusella and T. Sasaki         28,750                            46,000
28. Mike Condon                      28,000                            44,800
29. Mark Hitchcock                   12,500                            20,000
30. Darryl Williams                   8,268                            13,229
31. Thomas Rhodes                     4,800                             7,680
32. Wendy LeJune                     42,575                            68,120
33. Mary Nell Finney Trust            1,000                             1,600
34. Sally Ann Sewald                  7,064                            11,303

Total                             7,500,000                        12,000,000